UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2005

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Introductory Note

This Amendment No. 1 on Form 8-K/A is being filed to amend the Current Report on Form 8-K (the “Initial 8-K”) filed June 23, 2005, by Material Sciences Corporation (“MSC”) to include the pro forma financial information referred to in Item 9.01(b) below relating to the sale of substantially all of the assets of the Electronic Materials and Devices Group (“EMD”) to TouchSensor Technologies, LLC (“TST”) on June 20, 2005. Pursuant to the instructions to Item 9.01 of Form 8-K, the Company hereby amends Item 9.01 of the Initial 8-K to include previously omitted information.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro forma financial information

The Unaudited Pro Forma Condensed Consolidated Financial Statements attached to this Current Report on Form 8-K/A as Exhibit 99.1 have been prepared giving effect to the sale of substantially all of the assets of EMD as if the sale had occurred as of May 31, 2005 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet and as of March 1, 2004 for the Unaudited Pro Forma Condensed Consolidated Statements of Income for the fiscal year ended February 28, 2005 and the fiscal quarter ended May 31, 2005. These financial statements include adjustments to reclassify the EMD segment as a discontinued operation as of and for the periods presented.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Income have been derived from the Consolidated Financial Statements contained in our Annual Report on Form 10-K/A for the fiscal year ended February 28, 2005, as filed with the Securities and Exchange Commission (“SEC”) on January 9, 2006, and our Quarterly Report on Form 10-Q/A for the interim period ended May 31, 2005 as filed with the SEC on January 9, 2006.

(c)	Exhibit No.	Document
	99.1	MSC Unaudited Pro Forma Condensed Consolidated Statement of Income for the three months ended May 31, 2005; MSC Unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended February 28, 2005; and MSC Unaudited Pro Forma Condensed Consolidated Balance Sheet as of May 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Jeffrey J. Siemers
By:	Jeffrey J. Siemers
Its:	Executive Vice President, Chief Administrative
and Financial Officer and Secretary

Date: January 31, 2006